                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                       ---------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

  A National Banking Association                      31-0838515
                                                   (I.R.S. employer
                                                identification number)


  100 East Broad Street, Columbus, Ohio                 43271-0181
  (Address of principal executive offices)              (Zip Code)


                 Bank One Trust Company, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
            Attn:  Sandra L. Caruba, Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)


                      -----------------------------------
                        CONSOLIDATED NATURAL GAS COMPANY
              (Exact name of obligor as specified in its charter)


             Delaware                                  54-1966737
 (State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                  identification number)


120 Tredegar Street
Richmond, Virginia                                          23219
(Address of principal executive offices)                  (Zip Code)


                            Senior Debt Securities
                        Junior Subordinated Debentures
                    Guarantee of Trust Preferred Securities
                   Agreement as to Expenses and Liabilities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of December, 2000.


            Bank One Trust Company, National Association,
            Trustee

            By  /s/ Sandra L. Caruba
                --------------------
                Sandra L. Caruba
                Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                  December 6, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Consolidated Natural Gas Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very truly yours,

                            Bank One Trust Company, National Association



                            By:  /s/Sandra L. Caruba
                                ------------------------
                                 Sandra L. Caruba
                                 Vice President

                              EXHIBIT TO FORM T-1

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 09/30/00         State #:  391581      FFIEC 032
Address:                   100 Broad Street                   Vendor ID: D                Cert #:  21377        Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                           C300
                                                                                         Dollar Amounts in thousands    ---------
                                                                                         RCON         BIL  MIL  THOU
                                                                                         ----         --------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                               RCON
                                                                                         ----
    a. Noninterest-bearing balances and currency and coin(1)                             0081            107,674            1.a
    b. Interest-bearing balances(2)............................................          0071             19,256            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............          1754                  0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............          1773              4,003            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                               1350            637,978            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                           RCON
                                                                                         ----
    RC-C)......................................................................          2122            220,388            4.a
    b. LESS: Allowance for loan and lease losses...............................          3123              1,201            4.b
    c. LESS: Allocated transfer risk reserve...................................          3128                  0            4.c
    d. Loans and leases, net of unearned income, allowance, and                          RCON
                                                                                         ----
       reserve (item 4.a minus 4.b and 4.c)....................................          2125            219,187            4.d
5.  Trading assets (from Schedule RD-D)........................................          3545                  0            5.
6.  Premises and fixed assets (including capitalized leases)...................          2145             25,122            6.
7.  Other real estate owned (from Schedule RC-M)...............................          2150                  0            7.
8.  Investments in unconsolidated subsidiaries and associated..................
    companies (from Schedule RC-M).............................................          2130                  0            8.
9.  Customers' liability to this bank on acceptances outstanding...............          2155                  0            9.
10. Intangible assets (from Schedule RC-M).....................................          2143             14,726           10.
11. Other assets (from Schedule RC-F)..........................................          2160            335,321           11.
12. Total assets (sum of items 1 through 11)...................................          2170          1,363,267           12.

---------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:           Bank One Trust Company, N.A.       Call Date:  09/30/00      State #:  391581       FFIEC 032
Address:                       100 East Broad Street              Vendor ID:  D             Cert #"  21377         Page RC-2
City, State  Zip:              Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued

                                                                                                         Dollar Amounts in
                                                                                                             Thousands
                                                                                                             ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                              RCON
                                                                                          ----
       from Schedule RC-E, part 1).........................................               2200            1,134,992          13.a
       (1) Noninterest-bearing(1)..........................................            6631          663,468      13.a1
       (2) Interest-bearing................................................               6636              471,524          13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..................................
       (1) Noninterest bearing.............................................
       (2) Interest-bearing................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                        RCFD 2800               0          14
15. a. Demand notes issued to the U.S. Treasury                                           RCON 2840               0          15.a
    b. Trading Liabilities(from Sechedule RC-D)............................               RCFD 3548               0          15.b

16. Other borrowed money:                                                                 RCON
                                                                                          ----
    a. With original maturity of one year or less..........................               2332                     0         16.a
    b. With original  maturity of more than one year.......................               A547                     0         16.b
    c. With original maturity of more than three years.....................               A548                     0         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding................               2920                     0         18.
19. Subordinated notes and debentures......................................               3200                     0         19.
20. Other liabilities (from Schedule RC-G).................................               2930                88,146         20.
21. Total liabilities (sum of items 13 through 20).........................               2948             1,223,138         21.
22. Not applicable.........................................................
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..........................               3838                     0         23.
24. Common stock...........................................................               3230                   800         24.
25. Surplus (exclude all surplus related to preferred stock)...............               3839                45,157         25.
26. a. Undivided profits and capital reserves..............................               3632                94,155         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..........................................................               8434                    17         26.b
    c. Accumulated net gains (losses) on cash flow hedges..................               4336                     0         26.c
27. Cumulative foreign currency translation adjustments....................
28. Total equity capital (sum of items 23 through 27)......................               3210               140,129         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..................................               3300             1,363,267         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date during 1996 . . .                                 --------------    Number
                                                                                  RCFD 6724 .......       N/A               M.1.
                                                                                                          --------------



1 =  Independent audit of the bank conducted in accordance               4. = Directors' examination of the bank performed by
      other with generally accepted auditing standards by a                   external auditors (may be required by
      certified state chartering public accounting firm which            authority)
      submits a report on the bank                                       5 =  Review of the bank's financial statements by
2 =  Independent audit of the bank's parent holding company                   external auditors
      conducted in accordance with generally accepted auditing           6 =  Compilation of the bank's financial statements by
      external auditors standards by a certified public                       external auditors
      accounting firm which submits a report on the consolidated         7 =  Other audit  procedures  (excluding tax  preparation
      holding company (but not on the bank separately)                        work)
3 =  Directors' examination of the bank conducted in accordance          8 =  No external audit work
      with generally accepted auditing standards by a certified
      public accounting firm (may be required by state chartering authority)

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.